Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Courtside Group, Inc.:

We hereby consent to the use in this Registration Statement on Form S-1 of Courtside Group, Inc. of our report dated December 27, 2022 relating to the consolidated financial statements of Courtside Group, Inc. (a subsidiary of LiveOne, Inc.), which appear in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Macias Gini & O’Connell, LLP

Los Angeles, California

December 27, 2022